Exhibit 28

                         AMERICAN NATIONAL BANCORP, INC.
                                 REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints _______________ and _______________, either one of whom may act with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of American National Bancorp, Inc. ("American National") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on _____________ at _____ _.m., local time, at ______________________________________, and at any and all
adjournments thereof.

          THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         This proxy, when properly executed, will be voted as directed. If no direction is made, this proxy will be voted FOR Proposal 1. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

         The Board of Directors  recommends that  shareholders vote FOR Proposal
1.

1.       FOR [   ]       AGAINST [   ]       ABSTAIN [   ]

         Approval and adoption of the Agreement and Plan of Reorganization dated June 23, 1997, among Crestar Financial Corporation ("Crestar"), Crestar Bank, American National Bank and American National Savings Bank, FSB, providing for the acquisition of American National by Crestar, as described in the Proxy Statement/Prospectus.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Shareholders dated ____________, and of a Proxy Statement/Prospectus dated _____________, 1997.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

Dated ____________________, 1997            ------------------------------------
                                                         Signature



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                                                         Signature

           Please Mark, Sign, Date and Return the Proxy Card Promptly
                          Using the Enclosed Envelope.